Exhibit 2.4

(Requestor's Name) (Ad dress) (Address) (City/State/Zip/Phone #) PICK - UP WAIT Certified Copies (Business Entity Name) (Oocument Number) Certificates of Statvs Special Instructions to Filing Officer: Office Use Only MAIL 100433980891

COS‘k R I. Ł:”l”l”$J k II G000003 J I* The cncIo.scd article.r o/Amønde/enr and fee arc .submitted f‹›r filing. ’01 fi. Pine Sirccl. Suite 850 Orlando. FL 3280I bcckys@Icgi‹›n : piiaI.cun L - n›ail address: (tc› he usctl lur luturc annual rcpurt nuN Iica \ ‹›n) Fur funhcr infurn \ atiun cunccmine this maiIcr. plcisc call: Bunny Urc 'cr Acme uf Contact l'crson ü nc Iuü¢d is a check Our the Iõllox›’iny a mount ni«dc pan able to the F lurida l3cpanilzcnt uf Stalc: Ğ S35 Filing, Fee €icrti ti catc ul’ Slaț us Cc ni fled Cop x' (Additional cupy is *nc!o*;ed) Ccrii licatc oł Srat us Cen i tied Copș' (.' \ üü!t:enal Co¡:', is cnc loscd) Street Add ress , \ incijcl me nt Sect in n Di 'ision ot‘ Corpt›ralio ns The Centre of T:it łahøsscc 2fi 15 N. Monroe Street. Suiic h 10 Tallahassc c. 1 L 32303

Lcyion Capital fiurpuration S riiclcs ‹*I .S n›¢ndmc nt \ rticIt•s of T nc‹›rporation (I?ocunzcnt fiuinbcr of Cur eration (i I kI1u• n) Pursuant to the provisions of scction 607. I00fi, L lorida Statutes. tlii.s Florida Pro fit Ciirporgiion a,dopts its › \ nic lcs of Incorporai iori: A. If amending name, enter Ihe ncH’ name uF the corp‹*ratiun: F( B. Eni+r nc›* principal office address, if appIicabIe - (Principal ‹Office address . NJ UST BL y STR h.“k.“T A D£t RF..(.S ) IJ. I I «m*ndinp I he r*yistercd agent und/or registered office address in F - lorida, enter the name of the new’ registered agent »iid/or the new’ registered offire address: ¢› \ ' Registered ‹Spent's Signature, if changing Itcgi5tered Spent: , L lorld;i 32501 Check if applicable U The aincixlmcni(s) is/arc being filed pursuan i io s. f107.0 1 20 (11) (c). E.S ) tu

I I amending the Ufficers and/‹›r I3ircclors, enter the title and n»nie uf c:ich officcr/dircctur hcing remus ed and litle. name. and address of each Offirer and/or Director hcing added: (.4 ttaclı ‹ıddi/ioıırıl .tficeıs, ifnecr r.sat j’j Fle‹ıs‹’ now’ llte a))ic‹’r/‹Iirecıur lille h \ ' ıh‹’)irüt /c•ıl‹’r o|”ıIı‹’ ‹¿//ic‹• riIl‹•. - Pre.siıl‹•ııt. Trı•usıı rer, l9iı - ecuor ı•'ould ht• P1“l). Ci / t‹’. .s! ot ıld 6‹’ 'ıotrd in hıc' %lloıviny nıanıu'r. C+ırr‹•ıııfı to/ın ho e i.ı /î.ıı‹•‹J u.s fL P.(7' uy‹1 ,tfil‹' ./on‹•s is frytt•J us thc• I '. 7’/ı •r ' i ı of r• î t‘, ı8//îe' Jo u r.x’ ft’0 î'ûs /ft‹' cv rfı orcıt iım. Sal fı Sırt ît)ı ix Jfıırf ‹ r/ /fı c I'' rrıı d N. ffı ı•ı‹' sll cat ılc1 r neler/ n.ı ./r tin yo('. PT n.s ‹t 6.'fi nııg‹'. Âlike ./ozre.c, !’ n.r Aezıfo re. var/ .mil/r Sııtitlı, .(f ' r/.r rzn Nz/‹/. Example: X Chance I'T John Duc Add 2) Chance 3 ) Changc .x •Û Iî1O $'C 4) Chanüc .s Add SS' Sall›’ Sn iıh I‘itl c S.T I*. CEO F ,IR R l'aul Carrnzone 30 I li. f'ine Strcct, Suılc 850 301 L. P ine Strect, Su itc 550 301 1.. Pim Sırccı. S«itc 950

F. If an amend ment pro› ides for an exchange, reclassific ation, ‹›r cancellat ion uf issued shares, pr‹›visions For implem*nting the amendment if not cunI*ined in the amendment itself: ( liar zy/›y/i¿oñ/e. izrc/iarf/r’ iN'”/A )

Th* üatc ,p> du.uriicni «'as siencd. April 1 5, 2024 jt e , •each amend men i(s) adoption: iCo hcr thon ‹hu Efï¢ttis’* dat* iF applicahlc: K•ie: I I lh date inserted i \ this block dues nul heel the app Ii abl statutur \ ' f›Iing rcquircin«nlx. ihis date \ \ 'il I not be listed as the docun cm”s c I I cli x'c da \ c un Ihc Department c›f male's rccur‹Is. Adoption of \ mendmentf s) W “I hc atJ4cndn \ nl(s) w'8**u’crc adopted bv the incur]nural‹ \ rs. c›r buard uf ‹IircclcTrs witl1uul .sharcht›Idcr acti‹tIJ and shar hoI‹lcr aclion x ah nul r quirctl. The Number o1‘ s'olcs east tor the aniendincnit s) n'as/were suflic ieur for apprux al sc Ice tcd. b † ‘ an ncorpura \ ur — £ in the hands u f a rccci \ ’cr. trustee. ur uIf \ cr cuun appui \ \ Ictl Ii‹tuciar † ' bv lhat liñuci. \ r † ’) (Typcd or printcd name of person si üning) Trcas urcr, z \ utli‹›rizcd Rc prcsc ntati x'c (Tiilc of person si en int)

ATTACHMENT TO ARTICLES OF AMENDMENT TO ARTICLES OF INCORPORATION OF LEGION CAPITAL CORPORATION DOCUMENT # .’16000003412 ADDITIONAL SHEET TO AMENDING OF OFFICERS AND/OR DIRECTORS: type of Action Title Name ADD AR TREANNA SCHOLE R ADD D Address 301 E. Pine Street, Suite 850 Orlando, FL 32801 DOUGLAS SHANE HACKETT 301 E. Pine Street, Suite 850 Orlando, FL 3280a

August 12, 2024 BECKY STRICKLEN 301 E. PINE STREET SUITE 850 ORLANDO, FL 32801 SUBJECT: LEGION CAPITAL CORPORATION Ref. Number: P16000003412 We have received your document fOf LEGION CAPITAL CORPORATION and your check(s) totaling S 35 . 00 . However . the enclosed document has not been filed and is being returned for the following correction(s) : The registered agent musl sign accepting the designation Please return your document, along with a copy of lhis letter within 60 days or your filing will be considered abandoned If you have any questions concerning Ihe liling of your documen I, please call (850) 245 - 6050 Anissa Butler Regulatory Specialist II Letter Numbe r: 424 A00017734